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                                                                  EXHIBIT 10(p)

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                               NGC ACQUISITION CO.

                                      INTO

                              NEWMONT GOLD COMPANY

                                    * * * * *

         NGC Acquisition Co. ("Acquisition Co."), a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

         FIRST: That Acquisition Co. was incorporated on the twenty-first day of September, 1998, pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

         SECOND: That Acquisition Co. owns 93.75% of the outstanding shares of common stock, par value $0.01 per share of Newmont Gold Company ("NGC"), a corporation incorporated on the twenty-sixth day of March, 1965, pursuant to the DGCL and that no other class of capital stock is currently issued and outstanding.

         THIRD: That Acquisition Co., by the following resolutions of its Board of Directors, duly adopted by unanimous written consent, filed with the minutes of the Board on the 6th day of October, 1998, determined to and did merge itself into NGC:

         RESOLVED, that Acquisition Co. merge itself into Newmont Gold Company, a Delaware corporation ("NGC"), and NGC shall assume all of Acquisition Co.'s obligations (the "Merger"); and it is further

         RESOLVED, that NGC shall be the surviving corporation (the "Surviving Corporation") of the Merger; and it is further

         RESOLVED, that the Certificate of Incorporation of NGC as heretofore amended and as in effect on the date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation; provided, however, that pursuant to the Merger, Article FOURTH of the NGC Restated Certificate of Incorporation be amended


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         by deleting the current Article FOURTH in its entirety and inserting in lieu thereof the text set forth on Exhibit A attached hereto; and it is further

         RESOLVED, that on the effective date of the Merger each share of NGC common stock, par value $0.01 per share ("Common Stock") (other than shares of Common Stock in NGC's treasury and shares of Common Stock held by Acquisition Co., which in each case will be cancelled and other than shares of Common Stock held by stockholders who elect to perfect their appraisal rights pursuant to the Delaware General Corporation
         Law) will be converted into the right to receive 1.025 shares of common stock, par value $1.60 per share, of Newmont Mining Corporation, a Delaware corporation, together with related share purchase rights; and it is further

         RESOLVED, that the By-Laws of NGC as they exist on the effective date of the Merger shall be and remain the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided; and it is further

         RESOLVED, that each of the officers of NGC as they exist on the effective date of the Merger shall be and remain officers of the Surviving Corporation until the next annual meeting of the Surviving Corporation and/or until his or her respective successor shall have been duly elected and qualified; and it is further

         RESOLVED, that the directors of Acquisition Co. shall be the directors of the Surviving Corporation on the effective date of the Merger, each such director holding the same directorship for the term elected and until his respective successor is duly elected or appointed and qualified; and it is further

         RESOLVED, that upon the merger becoming effective, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Acquisition Co. shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed, and all property, rights and every other interest of Acquisition Co. shall be as effectively the property of the Surviving Corporation as they were of Acquisition Co. and that, from time to time as and when requested by the Surviving Corporation or by its successors or assigns, Acquisition Co. shall execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of Acquisition Co. acquired or to be acquired by reason of or as a result of the Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Acquisition Co. or otherwise to take any and all such action; and it is further

         RESOLVED, that the Merger shall become effective at 5:00 p.m. on October 7, 1998; and

         RESOLVED, that the Vice President and Secretary of Acquisition Co. be, and he is, hereby directed to make and execute such documentation as may be necessary to



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         effectuate the Merger, including a Certificate of Ownership and Merger in the form attached hereto as Annex I (the "Delaware Merger Certificate"), and to cause the Delaware Merger Certificate to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect the Merger; and it is further

         RESOLVED, that each officer of Acquisition Co. be, and each is, authorized, in the name and on behalf of Acquisition Co., to take all such other actions, including executing and delivering such agreements, documents, certificates, instruments and filings as may be necessary or appropriate (such necessity or appropriateness to be conclusively evidenced by the execution and delivery thereof), to effectuate or carry out the purposes and intent of the foregoing resolutions and for the performance of Acquisition Co.'s obligations under the Delaware Merger Certificate and otherwise to consummate the transactions contemplated by the Delaware Merger Certificate; and it is further

         RESOLVED, that all actions and deeds heretofore taken by any officer of Acquisition Co. in connection with the transactions contemplated by the Delaware Merger Certificate or any of the other transactions contemplated by these resolutions are hereby approved, ratified and confirmed in all respects.

         FOURTH: That the Merger was approved by the written consent of the sole stockholder of Acquisition Co. on October 6, 1998.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Acquisition Co. at any time prior to the effective time and date of the Merger.

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         IN WITNESS WHEREOF, Acquisition Co. has caused this Certificate to be signed by Timothy J. Schmitt, its Vice President and Secretary, as of the 6th day of October, 1998.



                                  By /s/ TIMOTHY J. SCHMITT
                                     -------------------------------------
                                     Name:  Timothy J. Schmitt
                                     Title:  Vice President and Secretary


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                                                                      EXHIBIT A




                  "FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is One Thousand (1,000) shares of which all shall be Common Stock of the par value of One Cent ($0.01) per share."